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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-105087, 333-81154, 333-34077, 333-115271, 333-149637, 333-122064 and 333-173190 on Form S-8 of our report dated August 29, 2012, relating to the consolidated financial statements and financial statement schedule of Bally Technologies, Inc. and subsidiaries (which report expresses an unqualified opinion), and the effectiveness of Bally Technologies, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bally Technologies, Inc. and subsidiaries for the year ended June 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 29, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM